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                                                                    EXHIBIT 4.06

                   Terms of Registration Rights Granted to the
                Data Analysis Systems, Inc. Selling Shareholders


7.6 Registration Rights

         (a) The Purchaser shall use its reasonable best efforts to (i) file by December 31, 1998 a registration statement on Form S-3 (or another applicable form of registration statement if Form S-3 is unavailable to the Purchaser) under the Securities Act with respect to fifty percent (50%) of the shares of Purchaser Common Stock to be issued to each Shareholder in connection with the Merger (the "Registration Statement"), and thereafter to cause the Registration Statement to be declared effective by the SEC as to resales by the Shareholders;
(ii) cause the Registration Statement to remain effective for not less than one hundred twenty (120) days; and (iii) cause the shares of Purchaser Common Stock to be issued in the Merger to be approved for listing on the National Market System of the Nasdaq Stock Market on or before the date the Registration Statement is declared effective by the SEC. No Shareholder shall, or shall be entitled to, resell any such shares in reliance upon the Registration Statement after the passage of such 120-day resale period.

         (b) Notwithstanding subsection (a) above, the Purchaser shall not be required to take any action with respect to the registration or the declaration or continuation of effectiveness of the Registration Statement following notice to the Shareholders from the Purchaser (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of a transaction, or the occurrence of any event which in the reasonable opinion of the Purchaser might require additional disclosure of material, non-public information by the Purchaser in the Registration Statement as to which the Purchaser reasonably believes it has a bona fide business purpose for preserving confidentiality or which renders the Purchaser unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time) which might reasonably result in (1) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the Registration Statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon receipt of a Suspension Notice from the Purchaser, the Shareholders will forthwith discontinue disposition of all such shares pursuant to the Registration Statement until receipt from the Purchaser of copies of prospectus supplements or amendments prepared by or on behalf of the Purchaser, together with a notification that the Suspension Notice is no longer in effect, and, if so directed by the Purchaser, the Shareholders will deliver to the Purchaser all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice. In no event shall the period of suspension pursuant to a Suspension Notice extend for more than 90 days (unless the Purchaser's executive officers are similarly restrained from disposing of shares of the Purchaser's Common Stock for a longer period), and following such period of suspension the Purchaser shall cause the Registration Statement to remain effective for not less than 45 days.

                                      * * *

         (e) Indemnification

                  (i) The Purchaser will indemnify each Shareholder, each of such Shareholder's directors and officers, and each person who controls a Shareholder within the meaning of Section 15 of the


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Securities Act against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Purchaser in connection with any such registration, and the Purchaser will reimburse each Shareholder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in conformity with information furnished to the Purchaser by a Shareholder in writing expressly for inclusion in the registration statement.

                  (ii) Each Shareholder will indemnify the Purchaser, each of the Purchaser's directors and officers, each person who controls the Purchaser within the meaning of Section 15 of the Securities Act, and each other person or entity including securities in such registration and each controlling person thereof against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser and all such directors, officers and persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in conformity with information furnished to the Purchaser by such Shareholder in writing expressly for inclusion in the registration statement.

                  (iii) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant thereto, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.

         (f) Transfer of Registration Rights. The registration rights in this
Section 7.6 are not transferable by any Shareholder, except to his or her respective estate upon death.